SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) March 30, 2005


                  THE AMERICAN EDUCATION CORPORATION
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Nevada                 0-11078         73-1621446
----------------------------  ------------  -------------------
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number) Identification No.)


                 7506 N. Broadway Extension, Suite 505
                    Oklahoma City, Oklahoma  73116
         ---------------------------------------------------
         (Address of principal executive offices) (Zip Code)


                            (405) 840-6031
         ----------------------------------------------------
         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange
Act (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Information to be Included in the Report

Item 1.01 Entry into a Material Definitive Agreement

On March 30, 2005 The American Education Corporation (the "Company") entered into a Convertible Note Purchase Agreement with David J. Smith (the " Note Purchaser"), a copy of which attached hereto as Exhibit 10.1 (the "Note Purchase Agreement"). Pursuant to the terms of the Agreement the Company issued the Note Purchaser an unsecured 8% Subordinated Convertible Note (the "Note") in the original aggregate principal amount
of $400,000, a copy of which is attached hereto as Exhibit 10.2.   All
principal and interest on the Note is due and payable on March 30, 2006 (the "Initial Maturity Date"), subject to the Note Purchaser's option to extend the Initial Maturity Date twelve months to March 30, 2007 (the "Extended Maturity Date"). The Company may not prepay principal or interest on the Note prior to the Initial Maturity Date. The Note is convertible at any time at the Note Purchaser's option into shares of the Company's common stock at the initial conversion price of $0.463 per share (the "Conversion Price"), subject to certain anti-dilution adjustments. Any shares of common stock issued upon conversion of the Note will have "piggy-back" registration rights.

Item 3.02  Unregistered Sales of Equity Securities

The Company issued the Note on March 30, 2005 in the aggregate principal amount of $400,000. The Note is convertible into shares of the Company common stock at the Conversation Price of $0.463 per share. Based upon the current Conversion Price, the Note is convertible into 863,930.89 shares of the Company's common stock. The Company has the option to issue any fractional shares or to pay cash in lieu of any fractional shares.

Neither the Note, nor the shares to be issued upon conversion of the Note have been registered under the Securities Act of 1933, as amended (the "Securities Act"). The Note was issued and the shares to be issued upon the conversion of the Note will be issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for "transactions by the issuer not involving a public offering."

Item 8.01 Other events.

On April 4, 2005, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION COMPLETES $400,000 SUBORDINATED CONVERTIBLE DEBT FINANCING."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------
   10.1          The American Education Corporation 8% Subordinated
                 Convertible Promissory Note dated March 30, 2005 in favor of David J. Smith

   10.2 Convertible Note Purchase Agreement dated March 30, 2005 by and between The American Education Corporation and David J. Smith.

   99.1 Company press release titled "THE AMERICAN EDUCATION CORPORATION COMPLETES $400,000 SUBORDINATED CONVERTIBLE DEBT FINANCING," dated April 4, 2005.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN EDUCATION CORPORATION



/s/ Jeffrey E. Butler
------------------------------------------
Jeffrey E. Butler, Chief Executive Officer

April 5, 2005



Exhibit 10.1
------------
The American Education Corporation 8% Subordinated Convertible Promissory Note dated March 30, 2005 in favor of David J. Smith



THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES OR BLUE SKY LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR
HYPOTHECATED UNLESS THEY ARE SO REGISTERED OR AN EXEMPTION
FROM SUCH REGISTRATION IS AVAILABLE


AMERICAN EDUCATION CORPORATION
8% SUBORDINATED CONVERTIBLE NOTE DUE MARCH 30, 2006


March 30, 2005

Principal Amount: $400,000


AMERICAN EDUCATION CORPORATION, a Nevada corporation (the "Company"), for value received, hereby promises to pay to David J. Smith (the "Purchaser"), or his registered assigns, on the Maturity Date, the principal amount of Four Hundred Thousand Dollars (U.S.$400,000) (or so much thereof as shall not have been prepaid or surrendered for conversion) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, at the offices of the Purchaser at 10 South Close, Wokingham, Berks, United Kingdom RG4 02DJ, together with interest (computed on the basis of 360-day year of twelve 30-day months) on the unpaid portion of the principal amount hereof at the annual rate of eight per cent (8%) compounded annually from the date hereof until the date such unpaid portion of such principal amount shall have become due and payable, or at such other rate as may be required by this Convertible Note or by the Note Purchase Agreement, and any Premium, if applicable.

This Convertible Note is the Convertible Note referred to and defined in the Note Purchase Agreement. The Purchaser of the Convertible Note is entitled to all the benefits and rights, and subject to all of the obligations and restrictions, of a Purchaser under the Note Purchase Agreement. This Convertible Note is unsecured. This Convertible Note is subordinated to Indebtedness for Money Borrowed of the Company to UMB Bank pursuant to the terms of the Note Purchase Agreement and the UMB Bank Subordination Agreement.

Section 1.    THE NOTE.

Section 1.01. Registration, Transfer and Exchange of Convertible Note. The Company shall keep at its principal office a register in which the Company will provide for registration, transfer and exchange of the Convertible Note. Subject to compliance with applicable securities laws, the Holder (as hereinafter defined) of the Convertible Note may, at its option and either in person or by duly authorized attorney, surrender the same at said office for registration of transfer or exchange, accompanied, if surrendered for transfer, by a written instrument of transfer duly executed by said Holder or attorney. If the Holder shall so request transfer or exchange of the Convertible Note held by it, the Company shall, within a reasonable time thereafter, without expense to such Holder (other than transfer taxes, if any) deliver to or upon its order one or more Convertible Notes in the same unpaid aggregate principal amount as the Convertible Note so surrendered, each dated the date to which interest has been paid on the Convertible Note so surrendered, in the principal amount of $5,000 or any multiple thereof, and registered in such name or names, or payable to such Person or Persons, or order, as shall be specified by the Holder making such request. The Company may deem and treat the Holder of the Convertible Note as the absolute owner of such Convertible Note for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest on, such Convertible Note and for the purposes of any notices, waivers or consent thereunder, and payment of any Convertible Note shall be made only to or upon the order in writing of such Holder.

Section 1.02. Loss, Theft, Destruction of Convertible Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of the Convertible Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of the Convertible Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Convertible Note, a new Convertible Note of like tenor and unpaid principal amount and dated as of the date from which unpaid interest has then accrued on the Convertible Note so lost, stolen, destroyed or mutilated.

Section 2.    DEFINITIONS.

Section 2.01. Terms Defined. The terms defined in this Section 2.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Convertible Note shall have the respective meanings specified in this Section 2.01. Capitalized terms not defined herein (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of the Convertible Note shall have the meanings ascribed to them in the Note Purchase Agreement.

Closing Date.  The Term "Closing Date" means March 30, 2005.

Common Stock: The term "Common Stock" means shares of the Company's Common Stock, par value $.025 per share.

Company: The term "Company" means THE AMERICAN EDUCATION CORPORATION, a Nevada corporation, and any successor corporation to the Company
(including the corporation surviving any subsequent merger).

Current Conversion Price: The term "Current Conversion Price" means the Conversion Price as most recently adjusted pursuant to Section 6.06.

Default: The term "Default" means an event which with notice or upon the lapse of time or both would become an Event of Default.

Event of Default: The term "Event of Default" means any event specified in Article IX of the Note Purchase Agreement, continued for the period of time, if any, and after the giving of notice, if any, therein designated.

Existing Notes: The term "Existing Notes" shall mean those certain 8% promissory notes of the Company dated (i) September 30, 2004 in the principal amount of $200,000 payable to Janis L. Butler and (ii) September 30, 2004 in the principal amount of $105,880 payable to John Garber, as such Existing Notes may be modified, amended or extended from time to time.

Extended Maturity Date: The term "Extended Maturity Date" means the date which is twelve (12) months from the Initial Maturity Date on which the principal of the Convertible Note and accrued interest thereon becomes due and payable as herein provided.

Fair Market Value: The term "Fair Market Value" shall mean the average closing bid price per share of the Common Stock as reported by the OTC Bulletin Board, or the last sales price per share if quoted on a national securities exchange or Nasdaq, or if not so reported or quoted, as determined in good faith by the Board of Directors of the Company.

Holder: The term "Holder" means the Person in whose name the Convertible Note(s) is registered in the register maintained by the Company pursuant to Section 1.01, who initially is the Purchaser as of the Closing Date.

"Indebtedness for Money Borrowed" shall mean, Indebtedness arising from the lending of money by the Principal Financial Institution to the Company
(i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property.

Initial Maturity Date. The term "Initial Maturity Date" means the date which is twelve (12) months from the Closing Date, on which the principal of the Convertible Note and accrued interest thereon becomes due and payable unless extended to the Extended Maturity Date as herein provided.

Maturity Date: The term "Maturity Date" means the date on which the principal of the Convertible Note and accrued interest thereon becomes due and payable as herein provided, or as provided in the Note Purchase Agreement, whether at (a) the Initial Maturity Date, (b) the Extended Maturity Date, (c) declaration of acceleration or (d) otherwise.

Note Purchase Agreement. The term "Note Purchase Agreement" means the Convertible Note Purchase Agreement dated as of March 30, 2005, between the Company and the Purchaser, as amended or supplemented from time to time in accordance with the terms thereof.

"Principal Financial Institution" shall mean the Company's primary financial lending institution, currently UMB Bank.

"UMB Bank" shall mean UMB Bank, N.A.

"UMB Bank Subordination Agreement" shall mean the letter agreement in the form of Exhibit C to the Note Purchase Agreement among the Purchaser and UMB Bank.

Section 3.    CERTAIN COVENANTS.

Section 3.01. Payment of Convertible Note. The Company will duly and punctually pay or cause to be paid in cash the principal of, the accrued interest, and Premium, if any, on the Convertible Note at the time and place and in the manner provided herein; provided, however,, that regular payments of principal or interest on the Convertible Note shall be made only for so long as no default or event of default exists under any Indebtedness for Money Borrowed of the Company to UMB Bank, both before and after the making of any such payment.

Section 3.02. General Covenants. The Company will comply with the agreements and covenants contained in the Note Purchase Agreement.

Section 3.03. Waiver of Stay, Extension or Usury Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of any stay or extension or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of (and Premium, if any) or interest on the Convertible Note or both as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of the Convertible Note and hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Holder hereof, but will suffer and permit the execution of such power as though no such law had been enacted.

Section 4.    PREPAYMENTS.

Section 4.01. Prepayments Generally. The Company shall not prepay the Convertible Note prior to the Initial Maturity Date. The Company shall have the privilege, at any time and from time to time after the Initial Maturity Date and before the Extended Maturity Date, subject to the provisions of this Convertible Note and the Note Purchase Agreement, of prepaying the outstanding Convertible Note, in whole but not in part, by prepayment of the principal amount of the Convertible Note, together with accrued and unpaid interest thereon to the date of such prepayment plus an amount equal to 100% of the accrued interest to the date of prepayment (such amount, which the parties deem reasonable and which shall not be deemed a penalty, the "Premium"); provided, that simultaneously therewith all Indebtedness for Money Borrowed of the Company to UMB Bank and the Existing Notes shall have been paid in full.

Section 4.02. Notice of Prepayments. The Company will give notice of any prepayment of the Convertible Note pursuant to Section 4.01 to the Holder thereof not less than thirty (30) days before the date fixed for such optional prepayment ("Prepayment Date") specifying (i) the Prepayment Date, (ii) the accrued interest applicable to the prepayment, and (iii) the amount of the Premium. Notice of prepayment having been so given, the aggregate principal amount of the Convertible Note specified in such notice, together with the accrued interest thereon and the Premium shall become due and payable on the Prepayment Date.

Section 5.    REMEDIES.

Section 5.01. Remedies. In case any one or more Events of Default shall have occurred and be continuing, the Holder of the Convertible Note may proceed to protect and enforce its rights in the manner set forth in, and subject to the terms and conditions of Article IX of the Note Purchase Agreement. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred, the entire outstanding principal balance of the Convertible Note and any unpaid interest from time to time in default shall bear interest, payable in cash on demand, at the rate of 12% per annum, compounded annually; provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Convertible Note shall again bear interest at the rate of 8% per annum as set forth herein.

Section 5.02. Remedies Cumulative. No remedy herein conferred upon the Holder of the Convertible Note is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

Section 5.03. Enforcement. If there shall be any Event of Default under this Convertible Note and this Convertible Note shall be placed in the hands of an attorney for collection, or shall be collected through any court, including any bankruptcy court, the Company promises to pay to the order of the Holder hereof such Holder's reasonable attorneys' fees and court costs incurred in collecting or attempting to collect or securing or attempting to secure this Convertible Note.

Section 6.    CONVERSION.

Section 6.01. Right of Conversion, Conversion Price. Subject to and upon compliance with the provisions of this Article 5 and Section 3.1 of the Note Purchase Agreement, the Holder shall have the right, at his option, at any time during usual business hours (including the period between the date on which the Company gives notice of prepayment and the Prepayment
Date) to convert, in whole or in part, the principal and accrued interest (and Premium, if any), of any Convertible Note owned by such Holder into fully paid and nonassessable shares of Common Stock at the rate of $0.463 of principal for each share of Common Stock (the "Conversion Price") which price per share shall be payable by surrender of this Convertible Note.

Section 6.02.  Manner of Exercise.

(a) In order to exercise the conversion right, the Holder of the Convertible Note to be converted shall surrender this Convertible Note at the office of the Company, accompanied by written notice to the Company stating (i) that the Holder elects to convert such Convertible Note or, if less than the entire principal amount, accrued interest and Premium, if any, of the Convertible Note is to be converted, the portion thereof (in multiples of $1,000) to be converted, and (ii) the name or names (with addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued.

(b) In the case of any Convertible Note which is converted in part only, upon such conversion the Company shall execute and deliver to the Holder thereof, at the expense of the Company, a new Convertible Note or Convertible Notes of authorized denominations in principal amount equal to the unconverted portion of such Convertible Note.

Section 6.03.  Issuance of Shares of Common Stock on Conversion.

(a) As promptly as practicable after the receipt of such notice and the surrender of this Convertible Note as aforesaid, subject to Article V and
Section 11.4 of the Note Purchase Agreement, the Company shall issue, at its expense, and shall deliver to the Holder, or on his written order, at the aforesaid office of the Company (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of this Convertible Note (or specified portion thereof), and (ii) a certificate or certificates for any fractional shares of Common
Stock issuable upon conversion of this Convertible Note (or specified portion thereof) or, at the Company's option, cash in lieu of scrip for any fraction of a share to which the Holder is entitled upon conversion as provided in Section 6.05.

(b) Such conversion shall be deemed to have been effected immediately prior to the close of business on the date ("Conversion Date") on which the Company shall have received both such notice and the surrendered Convertible Note as aforesaid, and at such time the rights of the Holder of this Convertible Note shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

Section 6.04. No Adjustments for Interest or Dividends. No payment or adjustment shall be made by or on behalf of the Company on account of any interest accrued after the Convertible Note was surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon such conversion which were declared for payment to holders of shares of Common Stock of record as of a date prior to the Conversion Date.

Section 6.05. Fractional Shares. The Company, at its option, may issue fractional shares of Common Stock upon the conversion of the Convertible Note or, in lieu of any fraction of a share of Common Stock to which the Holder would otherwise be entitled upon conversion of the Convertible Note (or specified portions thereof), the Company may pay a cash adjustment for such fraction in an amount equal to same fraction of the Conversion Price per share.

Section 6.06. Adjustment of Conversion Price. The Conversion Price shall be adjusted as set forth in this section.

(a) In the event that the Company shall make any distribution of its assets upon or with respect to its shares of Common Stock, as a liquidating or partial liquidating dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the laws of the state of incorporation of the Company, then in each such case the Board of Directors shall cause to be made such adjustment, if any, of the conversion price as in the good faith judgment of the Board of Directors is required to compensate equitably for the effect of such distribution upon the conversion rights of Holders. Such adjustment shall become effective on the date of such distribution retroactively to immediately after the opening of business on the day following the record date for the determination of shareholders entitled to receive such distribution, subject to the provisions of Subsection 6.09 below

(b) In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Current Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Current Conversion Price in effect immediately prior to such combination shall be proportionately increased.

(c) In case of any reclassification or change of outstanding shares of the class of Common Stock issuable upon conversion of the Convertible Note (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination), or in case of any merger or consolidation of the Company with one or more other corporations (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Convertible Note), or in case of the merger of the Company into another corporation, or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the holder of the Convertible Note then outstanding shall have the right to convert the Convertible Note into the kind and amount of shares of capital stock or other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such Convertible Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance..

(d) In case the Company shall at any time after the date hereof issue or sell any shares of Common Stock, including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the then Current Conversion Price in effect immediately prior to the issuance or sale of such shares or without consideration, then forthwith upon such issuance or sale, the Conversion Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent), determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issuance or sale multiplied by the then existing Conversion Price, and (B) the aggregate amount of the consideration, if any, received by the Company upon such issuance or sale by, (ii) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, that in no event shall the Conversion Price be adjusted pursuant to this computation to an amount in excess of the Conversion Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by Section 6.06(b) hereof. Notwithstanding the foregoing, no adjustment shall be made with respect to stock issued upon conversion of the Existing Notes, stock issued upon exercise of currently outstanding employee and director stock options or stock issued up exercise of options granted hereafter to employees or directors that are issued with an exercise price of at least Fair Market Value on the date of grant
(not to exceed options to purchase 900,000 shares, subject to customary adjustments).

For purposes of any computation to be made in accordance with this Section 6.06(d), the following provisions shall apply:

(i) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

(ii) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities, (except for currently outstanding employee and director stock options and Existing Notes).

(e) In case the Company shall at any time after the date hereof grant options (other than options to purchase not more than 900,000 shares of Common Stock based upon the current capitalization of the Company, to be granted to employees and/or directors at an exercise price equal to at least Fair Market Value), rights or warrants to subscribe for shares of Common Stock or issue any securities convertible into or exchangeable for shares of Common Stock ("Convertible Securities"), for a consideration per share less than the Conversion Price in effect at the time, or without consideration, the Conversion Price in effect immediately prior to the issuance of such Convertible Securities shall be reduced by making a computation in accordance with the provisions of Section 6.06(d) hereof, but no further adjustments shall be made for the actual issuance of the Common Stock or any payment of such consideration upon the exercise of any such Convertible Securities. Upon the expiration or termination of any such Convertible Securities, the Conversion Price, to the extent in any way adjusted as a result of the issuance of such Convertible Securities shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and Convertible Securities that remain in effect) actually issued upon the exercise of such Convertible Securities.

(f) Upon such adjustment of the Conversion Price pursuant to the provisions of this Section 6.06, the number of shares issuable upon conversion of this Note shall be adjusted to the nearest full amount by multiplying a number equal to the Conversion Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon exercise of this Note immediately prior to such adjustment and dividing the product so obtained by the adjusted Conversion Price.

Section 6.07. Covenant to Reserve Shares for Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized shares of Common Stock, such number of shares of Common Stock as shall then be deliverable upon the conversion of this outstanding Convertible Note. All shares of Common Stock which shall be deliverable shall be duly and validly issued and fully paid and nonassessable.

Section 6.08. Notice of Change of Conversion Price. Whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly send to the Holder a certificate of a firm of independent public accountants (who may be the accountants regularly employed by the Company) selected by the Board of Directors setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

Section 6.09. No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least ..01 cent in such price; provided, however, that any adjustments which by reason of this Subsection 6.09 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

Section 7.    MISCELLANEOUS.

Section 7.01. Governing Law. This Convertible Note shall be construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State.

Section 7.02. Successors and Assigns. All the covenants, stipulations, promises and agreements in the Convertible Note contained by or on behalf of the Company shall bind its successors and assigns, whether so expressed or not. This Convertible Note may not be assigned without prior written consent of the Company.

Section 7.03. Course of Dealing; No Waiver. No course of dealing between the Company and the Holder hereof shall operate as a waiver of any right of any Holder hereof and no delay on the part of the Holder in exercising any right hereunder shall so operate.

Section 7.04.  Waiver of Compliance.

(a) Any term, covenant, agreement or condition hereof may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), if the Company shall have obtained the agreement or consent in writing of the Holder of this Convertible Note; except that without the agreement or consent in writing of the Holders of a majority of the aggregate principal amount of the outstanding Convertible Notes, no such amendment or waiver shall:

(i) change the amount or maturity of any principal of (or premium, if any) this Convertible Note or change the rate or extend the time of payment of interest on this Convertible Note or reduce the amount of principal thereof or modify any of the provisions of this Convertible Note with respect to the payment or prepayment thereof; or

(ii) give to any Existing Note any preference or priority over this Convertible Note.

(b) Any such amendment or waiver shall be binding upon the Holder of this Convertible Note, upon each future Holder of this Convertible Note and upon the Company, whether or not this Convertible Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

Section 7.05. Manner of Giving Notices. All notices, demands and other communications hereunder shall be given, and shall be deemed to have been duly given, if delivered as set forth in the Note Purchase Agreement.

Section 7.06. Expenses in Preparation. All legal fees up to $15,000 plus disbursements incurred by the Purchaser in the negotiation, preparation, execution and delivery of this Convertible Note and the Note Purchase Agreement shall be paid by the Company out of the proceeds of this Convertible Note.

Section 7.07. Registration Rights. The Holder shall have registration rights with respect to the securities issuable upon conversion of this Convertible Note set forth in Article X of the Note Purchase Agreement.

Section 7.08. Notice of Initial Maturity Date Extension. At its option, the Holder will give notice to the Company to extend the Initial Maturity Date to the Extended Maturity Date, not less than ten (10) days before the Initial Maturity Date.

Section 7.09. Other Provisions. The Company waives demand, presentment, protest, notice of dishonor and any other form of notice, that may be required to hold the Company liable on this Note.

IN WITNESS WHEREOF, the undersigned has caused this Convertible Note to be signed in its corporate name by one of its officers thereunto duly authorized, and to be dated as of the date first written above.

THE AMERICAN EDUCATION
CORPORATION


By:  /s/ Jeffrey E. Butler
     --------------------------
Name:  Jeffrey E. Butler
Title:  Chief Executive Officer



-------------------------------------------------------------------------

Exhibit 10.2
------------
Convertible Note Purchase Agreement dated March 30, 2005 by and between The American Education Corporation and David J. Smith.


CONVERTIBLE NOTE PURCHASE AGREEMENT


Among




THE AMERICAN EDUCATION CORPORATION


and

DAVID J. SMITH



Dated as of March 30, 2005



-------------------------------------------------------------------------

Convertible Note Purchase Agreement

Dated as of March 30, 2005
TABLE OF CONTENTS
                                                                     Page
                                                                     ----

ARTICLE I - DEFINITIONS.................................................1
     1.1    Definitions.................................................1
     1.2    Accounting Terms............................................7

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS OF
     CONVERTIBLE NOTE PURCHASE; PAYMENTS................................7
     2.1    The Convertible Note........................................7
     2.2    Purchase and Sale of Securities.............................7
     2.3    Closing.....................................................7
     2.4    Use of Proceeds.............................................7
     2.5    Notice of Initial Maturity Date Extension...................8

ARTICLE III - TERMS OF NOTE.............................................8
     3.1    Conversion of the Convertible Note..........................8
     3.2    Payments....................................................8
     3.3    Prepayments.................................................9
     3.4    Default Rate of Interest....................................9
     3.5    Payment on Non-Business Days................................9

ARTICLE IV - CONDITIONS TO THE PURCHASERS' AND THE COMPANY'S
     OBLIGATIONS TO CLOSE..............................................10
     4.1    Conditions to Purchasers' Obligation to Close..............10
     4.2    Conditions to the Company's Obligations to Close...........11

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER............11
     5.1    Representations and Warranties of the Purchaser............11

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.............13
     6.1    Corporate Authority........................................13
     6.2    Governmental Approvals.....................................14
     6.3    No Event of Default........................................14
     6.4    Absence of Financing Statements, etc.......................14
     6.5    No Materially Adverse Contracts, etc.......................14
     6.6    Capitalization.............................................14
     6.7    SEC Documents; Financial Statements........................14

ARTICLE VII - AFFIRMATIVE COVENANTS OF THE COMPANY.....................15
     7.1    Punctual Payment...........................................15
     7.2    Records and Accounts.......................................15
     7.3    Notices of Default.........................................16
     7.4    Corporate Existence; Maintenance of Properties.............16
     7.5    Insurance..................................................16
     7.6    Taxes......................................................16
     7.7    Compliance with Laws, Contracts, Licenses, and Permits.....16
     7.8    Exercise of Rights.........................................17
     7.9    Intellectual Property......................................17
     7.10   Financial Statements; Other Reports; Board Observation
            Rights.....................................................17

ARTICLE VIII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY...............18
     8.1    Indebtedness...............................................18
     8.3    Restrictions on Payment....................................
     8.3    Restrictions on Liens......................................18

ARTICLE IX - EVENTS OF DEFAULT.........................................19
     9.1    Events of Default and Acceleration.........................19
     9.2    Remedies...................................................21
     9.3    Annulment of Defaults......................................21

ARTICLE X - REGISTRATION RIGHTS........................................21
     10.1    Piggy-Back................................................21
     10.2    Conditions................................................21
     10.3    Number of Shares..........................................22
     10.4    "No Action" Letter; Opinion of Counsel....................22
     10.5    Recall of Prospectuses, etc...............................22
     10.6    Cooperation of Purchaser..................................23
     10.7    Expenses..................................................23
     10.8    Indemnification..... .....................................23

ARTICLE XI - MISCELLANEOUS........ ....................................24
     11.1    No Waiver; Cumulative Remedies............................24
     11.2    Amendments, Waivers and Consents..........................24
     11.3    Addresses for Notices, Etc................................24
     11.4    Assignability; Binding Agreement.  Neither t..............25
     11.5    Survival of Representations and Warranties................25
     11.6    Prior Agreements..........................................26
     11.7    Severability..............................................26
     11.8    Governing Law.............................................26
     11.9    Section Headings and Gender; Construction.................26
     11.10   Counterparts..............................................26
     11.11   Specific Performance......................................26
     11.12   Confidentiality... .......................................26


SCHEDULES AND EXHIBITS

Exhibits
--------

A.    Form of Convertible Note
B.    Existing Notes Subordination Agreement
C.    UMB Bank Subordination Agreement

Schedules
---------

A.    Capitalization
B.    Financial Statements




CONVERTIBLE NOTE PURCHASE AGREEMENT



THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (as amended from time to time, this "Agreement") is made as of March 30, 2005, by and among The American Education Corporation, a Nevada corporation (together with any subsidiaries or successors, the "Company"), and David J. Smith as the "Purchaser" and any of his respective successors and assigns (collectively, the "Purchasers," and each individually, a "Purchaser").

WHEREAS, the Company desires to issue to the Purchaser an unsecured 8% Subordinated Convertible Note in the original aggregate principal amount of $400,000 (the "Convertible Note"), which Convertible Note shall be substantially in the form of Exhibit A attached hereto; and

WHEREAS, in accordance with the terms of the Convertible Note and this Agreement, the Convertible Note shall be due on the Maturity Date and shall be convertible, at any time at the Purchaser's option, into shares of the Company's common stock, par value $.025 per share (the "Common Stock"),and

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I - DEFINITIONS

1.1.    Definitions.   As used herein, the following terms shall have the
following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

"Affiliate" shall mean any Person that would be considered to be an affiliate of the Company under Rule 144 of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof.

"Agreement" shall have the meaning assigned to that term in the first paragraph hereof.

"Annual Plan" shall have the meaning assigned to that term in Section 7.10.

"Business Day" shall mean any day other than a Saturday, Sunday or public holiday or the equivalent for banks under the laws of the State of Oklahoma.

"Capital Expenditure" shall mean amounts paid or Indebtedness incurred by any Person in connection with the purchase or lease by such Person of assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with GAAP.

"Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however, designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, membership interests in a limited liability company, and any and all warrants, rights or options to purchase any of the foregoing.

"Capitalized Lease Obligation" shall mean any Indebtedness represented by the principal portion of obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

"Capitalized Leases" shall mean leases under which the Company is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

"Closing" shall have the meaning assigned to that term in Section 2.3.

"Closing Date" shall have the meaning assigned to that term in Section
2.3.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Commission" shall mean the United States Securities and Exchange
Commission (or any other federal agency at that time administering the Securities Act).

"Common Stock" shall have the meaning assigned to that term in the recitals of this Agreement.

"Company" shall have the meaning assigned to that term in the first paragraph of this Agreement.

"Conversion Price" shall have the meaning assigned to that term in Section
3.1.1.

"Conversion Shares" shall have the meaning assigned to that term in
Section 3.1.1.

"Convertible Note" shall have the meaning assigned to that term in the recitals of this Agreement.

"Default" shall have the meaning assigned to that term in Section 9.1.

"Default Interest" shall have the meaning assigned to that term in Section
3.4.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Existing Notes" shall mean those certain 8% promissory notes of the Company dated (i) September 30, 2004 in the principal amount of $200,000 payable to Janis L. Butler and (ii) September 30, 2004 in the principal amount of $105,880 payable to John Garber, as such Existing Notes may be modified, amended or extended from time to time.

"Existing Notes Subordination Agreement" shall mean the letter agreement in the form of Exhibit B among the Purchaser and the holders of the Existing Notes.

"Extended Maturity Date" shall mean the date which is twelve (12) months from the Initial Maturity Date of the Convertible Note, on which the principal of the Convertible Note and accrued interest thereto to the date of such prepayment becomes due and payable as herein provided.

"Event of Default" shall have the meaning assigned to that term in Section
9.1.

"Financial Statements" shall mean collectively (a) the audited balance sheet of the Company at December 31, 2003, and the related audited statements of income, retained earnings and cash flows for the period January 1, 2003 through the fiscal year ended December 31, 2003, with a report thereon by the independent certified public accountants of the Company, and (b) the unaudited balance sheet of the Company at September 30, 2004, and the related unaudited statements of income, retained earnings and cash flows for the nine month period then ended, prepared in accordance with GAAP consistently applied and filed with the Commission in connection with the Company's periodic filings pursuant to the Exchange Act.

"GAAP" or "generally accepted accounting principles" shall mean principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements of the Company adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

"Governmental Authority" shall mean the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Indebtedness" as applied to a Person shall mean, without duplication:
(a) all items which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined, including, without limitation, Capitalized Lease Obligations and Indebtedness for Money Borrowed, (b) all obligations of other Persons which such Person has guaranteed, (c) all reimbursement obligations in connection with letters of credit or letter of credit guaranties issued for the account of such Person, and (d) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars, earn outs and similar agreements), the value of which is dependent upon interest rates, currency exchange rates, commodities, future performance or other indices. Notwithstanding, the foregoing, the term "Indebtedness" shall not include any trade payables and other accrued current liabilities arising in the ordinary course of business.

"Indebtedness for Money Borrowed" shall mean, Indebtedness arising from the lending of money by the Principal Financial Institution to the Company
(i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property.

"Initial Maturity Date" shall mean the date which is twelve (12) months from the Closing Date, on which the principal of the Convertible Note and accrued interest thereto to the date of such prepayment becomes due and payable as herein provided.

"Intellectual Property" shall mean all patent, copyright, trade secret, trademark, trade name, service mark, Internet domain name, logo or other mark or logo, or other proprietary rights or valid licenses thereof.

"Lien" shall have the meaning assigned to that term in Section 8.2.

"Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, results of operations, assets, liabilities, prospects, or condition (financial or otherwise) of the Company, considered as a whole, (b) the Company's ability to perform its obligations under this Agreement or under any of the other Transaction Documents or (c) the legal impairment of the ability of any Purchaser to enforce the Purchaser Obligations.

"Maturity Date" shall mean the date on which the principal of the Convertible Note becomes due and payable as herein provided whether at (a) the Initial Maturity Date, (b) the Extended Maturity Date, (c) declaration of acceleration or (d) otherwise.

"Permitted Liens" shall mean Liens permitted by Section 8.2.

"Person" shall mean any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

"Premium" shall have the meaning assigned to that term in Section 3.3.

"Principal Financial Institution" shall mean the Company's primary financial lending institution, currently UMB Bank.

"Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

"Prospectus" shall have the meaning assigned to that term in Section
10.2.3

"Purchase Money Indebtedness" shall mean and include (a) Indebtedness (including Capitalized Lease Obligations) for the payment of all or any part of the purchase price of any fixed assets, (b) any Indebtedness (including Capitalized Lease Obligations) incurred at the time of or within 10 days prior to or after the acquisition of any fixed assets for the purpose of financing all or any part of the purchase price thereof, and (c) any renewals, extensions or refinancings thereof, but not any increases in the principal amounts thereof outstanding at the time.

"Purchase Money Lien" shall mean a Lien upon fixed assets which secure Purchase Money Indebtedness, but only if such Lien shall at all times be confined solely to the fixed assets, the purchase price of which was financed through the incurrence of the Purchase Money Indebtedness secured by such Lien, including Liens securing Capitalized Lease Obligations.

"Purchaser Obligations" shall mean all indebtedness, obligations and liabilities of the Company to the Purchaser, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Transaction Documents or in respect of the Convertible Note, or other instruments at any time evidencing any thereof.

"Purchaser" shall have the meaning assigned to that term in the introductory paragraph of this Agreement.

"Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Authority, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to herein.

"SEC Documents" shall have the meaning assigned to that term in Section
6.8.

"Securities Act" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

"Subordinated Debt" shall mean any Indebtedness of the Company that is, by its terms, subordinated in priority of payment to the Convertible Note, including without limitation the Existing Notes subject to the Existing Notes Subordination Agreement.

"Subsidiary" shall mean any Person which the Company shall, directly or indirectly through a Subsidiary or Subsidiaries, have the power to vote or direct the voting of sufficient securities to elect a majority of directors (or persons performing similar functions) or with respect to which the Company acts as a general partner or managing member or otherwise controls the day-to-day operations of such Person. Any reference herein to a Subsidiary of the Company shall include any Subsidiary of the Company as of the Closing Date or at any time thereafter.

"Transaction Documents" shall mean this Agreement and the Convertible Note and the other agreements, schedules and exhibits to be delivered in connection herewith and therewith.

"UMB Bank" shall mean UMB Bank, N.A.

"UMB Bank Subordination Agreement" shall mean the letter agreement in the form of Exhibit C among the Purchaser and UMB Bank.

1.2 Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP, and all financial data submitted pursuant to this Agreement and all financial tests to be calculated in accordance with this Agreement shall be prepared and calculated in accordance with GAAP. All financial tests relating to the Company shall be calculated with respect to the Company and its Subsidiaries on a consolidated basis.

ARTICLE II - AUTHORIZATION, PURCHASE, SALE AND TERMS
OF CONVERTIBLE NOTE PURCHASE; PAYMENTS

2.1 The Convertible Note. The Company has authorized the issuance of the Convertible Note in the aggregate original principal amount of $400,000. The Convertible Note shall be in the form set forth as Exhibit A attached hereto. The Convertible Note shall (a) be payable on the Maturity Date (except as otherwise provided herein), (b) bear interest (based on a 360-day year of twelve 30-day months) compounded annually on the unpaid principal amount thereof and any accrued and unpaid interest thereon until due at the rate of 8% per annum (except as otherwise provided herein), payable at maturity or prior prepayment of the Convertible Note in full and (c) be convertible into shares of Common Stock as provided in Section 3.1 below.

2.2 Purchase and Sale of Securities. Subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Company shall issue to the Purchaser, and the Purchaser agrees to purchase from the Company, the Convertible Note in the original principal amount, and for the purchase price, of $400,000.

2.3 Closing. Subject to the satisfaction or waiver of the conditions set forth herein, the issuance of the Convertible Note to the Purchaser and the other transactions contemplated hereby shall occur in part on the date first above written (the "Closing Date"), subject to all of the conditions to Closing set forth in Article IV of this Agreement having been satisfied or waived, at the offices of Pryor Cashman Sherman & Flynn LLP, 410 Park Avenue, New York, New York 10022, or at such other times and places as shall be mutually agreed upon by the Purchaser and the Company (consummation of such issuance and the other transactions contemplated hereby, the "Closing"). At the Closing, the Company will issue the Convertible Note to the Purchaser, payable to the Purchaser or his registered assigns, in the principal amount of $400,000, against receipt of immediately available funds by wire transfer to an account or accounts designated by the Company prior to the Closing, in an aggregate amount equal to such principal amount.

2.4 Use of Proceeds. The Company agrees to use the full proceeds from the issuance of the Convertible Note to provide for working capital and other general corporate purposes.

2.5 Notice of Initial Maturity Date Extension. At its option, the Purchaser will give notice to the Company to extend the Initial Maturity Date to the Extended Maturity Date, not less than ten (10) days before the Initial Maturity Date.

ARTICLE III - TERMS OF NOTE

3.1    Conversion of the Convertible Note.
       -----------------------------------

3.1.1 Conversion Shares. The outstanding Convertible Note shall be convertible into that number of fully paid and nonassessable shares of Common Stock equal to the outstanding principal amount and accrued and unpaid interest (including any Premium) of the Convertible Note divided by $0.463 (as adjusted pursuant to Section 6.06 of the Convertible Note) (the "Conversion Price"), (the shares of Common Stock issuable upon conversion of the Convertible Note, the "Conversion Shares").

3.1.2  Procedure for Conversion.    The Purchaser of the Convertible Note
shall have the right, at his option, at any time during usual business hours (including the period between the date on which the Company gives notice of prepayment and such prepayment date) to convert, in whole or in part, this Convertible Note, into shares of Common Stock by surrendering the original Convertible Note to the Company at its principal executive office or such other place the Company may from time to time designate by notice to the Purchaser of the Convertible Note, accompanied by written notice to the Company stating (i) that the Purchaser elects to convert such Convertible Note or, if less than the entire principal amount, accrued interest and Premium, if any, of the Convertible Note is to be converted, the portion thereof (in multiples of $1,000) to be converted and (ii) the name or names (with addresses) in which the certificate or certificates for shares of Common Stock issuable on such conversion shall be issued. Upon surrender of this Convertible Note, subject to Article V and Section 11.4 hereof, the Company shall issue, at its expense, and shall deliver to the Purchaser, or on his written order, at the aforesaid office of the Company, (i) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Convertible Note (or specified portion thereof) in accordance with
Section 3.1.1 and Section 6 of the Convertible Note, (ii) a certificate or certificates for any fractional shares of Common Stock issuable upon conversion of the Convertible Note (or specified portion thereof) or, at the Company's option cash in lieu of scrip for any fraction of a share to which the Purchaser is entitled upon conversion as provided in Section
6.05 of the Convertible Note, and (iii) if not otherwise payable, a new note for any portion of the Convertible Note not converted.

3.2 Payments. Payments of principal and interest on the Convertible Note shall be made without set off or counterclaim, directly by wire transfer to an account designated in writing by the Purchaser, without any presentment or notation of payment; provided, however, that regular payments of principal or interest on the Convertible Note shall be made only for so long as no default or event of default exists under any Indebtedness for Money Borrowed of the Company to UMB Bank, both before and after the making of any such payment.

3.3    Prepayments.
       ------------

3.3.1 Prepayments Generally. The Company shall not prepay the Convertible Note prior to the Initial Maturity Date. The Company shall have the privilege, at any time and from time to time after the Initial Maturity Date and before the Extended Maturity Date, subject to the provisions of the Convertible Note and this Agreement, of prepaying the outstanding Convertible Note, in whole but not in part, by prepayment of the principal amount of the Convertible Note, together with accrued and unpaid interest thereon to the date of such prepayment plus an amount equal to 100% of the accrued interest to the date of prepayment (such amount, which the parties deem reasonable and which shall not be deemed a penalty, the "Premium"); provided, that simultaneously therewith all Indebtedness for Money Borrowed of the Company to UMB Bank and the Existing Notes shall have been paid in full.

3.3.2 Notice of Prepayments. The Company will give notice of any prepayment of the Convertible Note pursuant to Section 3.3.1 to the Purchaser not less than thirty (30) days before the date fixed for such optional prepayment (the "Prepayment Date") specifying (i) the Prepayment Date, (ii) the accrued interest applicable to the prepayment, and (iii) the amount of the Premium. Notice of prepayment having been so given, the aggregate principal amount of the Convertible Note specified in such notice, together with the accrued interest thereon, and the Premium shall become due and payable on the Prepayment Date. Notwithstanding the provisions of this Section 3.3, the Purchaser, pursuant to Section 3.3.1, may convert the Convertible Note to Common Stock pursuant to Section 3.1, including the principal amount of the Convertible Note to be prepaid, at any time prior to the Prepayment Date.

3.4 Default Rate of Interest. If an Event of Default has occurred and is continuing, from and after the date such Event of Default has occurred the entire outstanding unpaid principal balance of the Convertible Note and any unpaid interest from time to time in default shall bear interest, payable in cash on demand, at the rate of 12% per annum, compounded annually (the "Default Interest"); provided, however, that upon the cessation or cure of such Event of Default, if no other Event of Default is then continuing, the Convertible Note shall again bear interest at the rate of 8% per annum as set forth herein.

3.5 Payment on Non-Business Days. Whenever any payment to be made shall be due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest due.

ARTICLE IV - CONDITIONS TO THE PURCHASERS' AND THE COMPANY'S OBLIGATIONS
TO CLOSE

The obligation of the Purchaser to purchase the Convertible Note at the Closing, is subject to the following conditions, all or any of which may be waived in writing by the Purchaser:

4.1    Conditions to Purchasers' Obligation to Close.
       ---------------------------------------------

4.1.1 The Purchaser shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Purchaser:

(a) The Convertible Note duly executed by the Company and registered in the name of the Purchaser;

(b) Such other documents relating to the transactions contemplated by this Agreement as the Purchaser may reasonably request; and

(c)  the executed Subordination Agreement.

4.1.2 Each of the representations and warranties of the Company set forth in Article VI hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Convertible Note.

4.1.3 At the time of and immediately following the Closing there shall exist no Event of Default and no condition, event or act that, with the giving of notice or lapse of time, or both, would constitute such an Event of Default.

4.1.4 The Company shall have performed and complied with all of its agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by it on or before the Closing Date.

4.1.5 There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition under any Requirement of Law which, in the judgment of the Purchaser, would prohibit the purchase of the Convertible Note hereunder or subject the Purchaser to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Convertible Note were to be purchased hereunder.

4.2    Conditions to the Company's Obligations to Close.
       ------------------------------------------------

4.2.1 The Company shall have received prior to or at the Closing all of the following, each in form and substance satisfactory to the Company and its counsel:

(a) Payment in full for the Convertible Note being purchased at the Closing;

(b) Such other documents relating to the transactions contemplated by this Agreement as the Company or its counsel may reasonably request; and

(c) Consent of UMB Bank to this Agreement, the Convertible Note and the Transaction Documents.

4.2.2 Each of the representations and warranties of the Purchaser set forth in Article V hereof shall be true and correct in all respects at the time of, and immediately after giving effect to, the purchase of the Convertible Note.

4.2.3 The Purchaser shall have performed and complied with all of his respective agreements and satisfied the conditions set forth or contemplated herein that are required to be performed or complied with or satisfied by him on or before the Closing Date.

4.2.4 There shall not be on the Closing Date any judgment or order of a court of competent jurisdiction or any ruling of any Governmental Authority or any condition under any Requirement of Law which, in the judgment of the Company, would prohibit the purchase of the Convertible Note hereunder or subject the Company to any penalty or other onerous condition under or pursuant to any Requirement of Law if the Convertible Note was to be purchased hereunder.

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

5.1 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants, which representations and warranties shall survive the Closing, that:

5.1.1 The Purchaser has duly authorized, executed and delivered this Agreement and such of the Transaction Documents as require execution by the Purchaser, and each constitutes the valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

5.1.2 The Purchaser is acquiring the Convertible Note for his own account, and not as nominee or agent.

5.1.3 The Convertible Note is being, and the shares of Common Stock issuable upon conversion of the Convertible Stock will be, acquired for the purpose of investment and not with a view to distribution or resale thereof.

5.1.4 The Purchaser understands that he must bear the economic risk of his investment for an indefinite period of time because the Convertible Note and the shares of Common Stock issuable upon conversion of the Convertible Note will not be registered under the Securities Act or any applicable state securities laws, and may not be resold unless subsequently registered under the Securities Act and such other laws or unless an exemption from such registration is available. The Purchaser acknowledges that, in issuing the Convertible Note, the Company is relying on the representations and warranties of the Purchaser in this Section 5.1.

5.1.5 No Person has or will have, as a result of the transactions contemplated by this Agreement, any rights, interest or valid claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Purchaser or any agent of the Purchaser.

5.1.6 The Purchaser hereby acknowledges that the Convertible Note and the shares of Common Stock issuable upon conversion of the Convertible Note shall bear a legend substantially in the following form (or such other form as may be approved by the Company's counsel and which is reasonably acceptable to the Purchaser) (in addition to any other legend required by the Transaction Documents):

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
     SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE
     STATE SECURITIES LAWS AND MAY NOT BE SOLD OR
     TRANSFERRED WITHOUT COMPLIANCE WITH THE
     REGISTRATION OR QUALIFICATION PROVISIONS OF
     APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR AN
     OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE
     COMPANY OR ITS SUCCESSOR THAT SUCH REGISTRATION IS
     NOT REQUIRED.

The acquisition by the Purchaser of the Convertible Note shall constitute a confirmation by him of the foregoing representations.

5.1.7 The Purchaser is an "accredited investor" as such term is defined in Rule 501 under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser has full right, authority and power to enter into this Agreement and all agreements, documents and instruments executed by the Purchaser pursuant hereto and to carry out the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and all agreements, documents and instruments executed by the Purchaser pursuant hereto have been duly authorized by all necessary action. The execution, delivery and performance by the Purchaser of this Agreement and all agreements, documents and instruments to be executed and delivered by the Purchaser pursuant hereto do not and will not: (a) violate or result in a violation of, conflict with or constitute or result in a default (whether after the giving of notice, lapse or time or both) under, accelerate any obligation under, or give rise to a right of termination of, any material contract, agreement, obligation, permit, license or authorization to which the Purchaser is a party or by which such Purchaser or its respective assets is bound; (b) violate or result in a violation of, or constitute a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or governmental agency applicable to the Purchaser; or (c) require from the Purchaser any notice to, declaration or filing with, or consent or approval of, any Governmental Authority or other third party.

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as follows (which representations and warranties shall survive the Closing), after giving effect to the transactions contemplated by this Agreement and the other Transaction Documents:

6.1    Corporate Authority.
       -------------------

6.1.1 Incorporation; Good Standing. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary and where the absence of such qualification would reasonably be expected to have a Material Adverse Effect upon the Company.

6.1.2 Authorization. The execution, delivery and performance of this Agreement, the Convertible Note and the other Transaction Documents to which the Company is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of the Company, (ii) have been duly authorized by all necessary proceedings, including, without limitation, the issuance and delivery of the Convertible Note and, upon the conversion thereof, the shares of Common Stock issuable upon conversion thereof, (iii) do not violate, conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, and (iv) do not violate, conflict with, or result in the creation of any Lien on the properties or assets of the Company under any provision of the charter or bylaws (or similar governing instruments) of, or any material agreement or other material instrument binding upon, the Company. None of the purchase of the Convertible Note, or issuance of the Convertible Note and, upon conversion thereof, the shares of Common Stock issuable upon conversion thereof, is subject to preemptive or other similar statutory or contractual rights.

6.1.3 Enforceability. The execution and delivery of this Agreement, the Convertible Note and the other Transaction Documents to which the Company is or is to become a party will result in valid and legally binding obligations of the Company enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

6.2 Governmental Approvals. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which the Company is or is to become a party and the transactions contemplated hereby and thereby, including the issuance and delivery of the Convertible Note and, upon conversion thereof, the shares of Common Stock issuable upon conversion thereof, do not require the approval or consent of, or filing with, any Governmental Authority, other than, if necessary, the filing of an amendment to the Company's charter to increase the number of authorized shares of Common Stock and the filings that will be made and the consents that will be obtained under applicable securities laws.

6.3 No Event of Default. No Default or Event of Default has occurred and is continuing.

6.4 Absence of Financing Statements, etc. Except with respect to Permitted Liens and as contemplated by the Transaction Documents, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry or other public office, that purports to cover, affect or give notice of any present Lien on or possible future Lien on, or security interest in, any material assets or Property of the Company or any rights relating thereto.

6.5 No Materially Adverse Contracts, etc. The Company is not subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or could reasonably be expected to have a Material Adverse Effect. The Company is not a party to any contract or agreement that has or could reasonably be expected to, in the judgment of the Company's officers, have any Material Adverse Effect.

6.6 Capitalization. Immediately prior to the consummation of the transactions to be effected at the Closing, the total capitalization of the Company shall be as set forth on Schedule A annexed hereto.

6.7 SEC Documents; Financial Statement. Except with respect to any filings that may have been modified or restated as a result of matters set forth on Schedule 6.7 hereto, since January 1, 2003, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the "SEC Documents"). The Company has delivered to the Purchaser or its representative true and complete copies of the SEC Documents. As of their respective dates, except as set forth on Schedule 6.7 attached hereto, the Financial Statements of the Company attached as Schedule B hereto complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Except as set forth on
Schedule 6.7 attached hereto, such financial statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they made exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the period then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

ARTICLE VII - AFFIRMATIVE COVENANTS OF THE COMPANY

The Company covenants and agrees that, except with the prior written consent of the Purchaser, so long as the Convertible Note is outstanding:

7.1 Punctual Payment. The Company will duly and punctually pay or cause to be paid when due the principal and interest on the Convertible Note, and the Company will duly and punctually pay or cause to be paid when due all other amounts provided for in this Agreement, the Convertible Note and the other Transaction Documents to which the Company is a party, all in accordance with the terms of this Agreement, the Convertible Note and such other Transaction Documents.

7.2 Records and Accounts. The Company will (i) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and
(ii) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties, contingencies, and other reserves.

7.3 Notices of Default. The Company will promptly notify the Purchaser of the Convertible Note in writing of the occurrence of any Default or Event of Default.

7.4    Corporate Existence; Maintenance of Properties.
       ----------------------------------------------

7.4.1 The Company will continue to engage principally in the business now conducted by the Company or a business or businesses similar thereto or reasonably compatible therewith.

7.4.2 The Company will keep in full force and effect its corporate existence.

7.4.3 The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its material rights and franchises.

7.4.4 The Company (i) will cause all of its Properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order, ordinary wear and tear and acts of God excepted, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times.

7.5    Insurance.   The Company will keep its insurable Properties
insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage as the Company reasonably determines is appropriate. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property as the Company reasonably determines is appropriate.

7.6 Taxes. The Company will pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it or upon its income or property before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if not paid when due, might become a Lien or charge upon its Property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof is being contested by the Company in good faith by appropriate proceedings and an adequate reserve therefor has been established on its books.

7.7 Compliance with Laws, Contracts, Licenses, and Permits. The Company will comply with (i) the applicable laws and regulations wherever its business is conducted, (ii) the provisions of its charter and by-laws,
(iii) all material agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments except where the failure to do so would not result in a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency, instrumentality or other Governmental Authority shall become necessary or required in order that the Company may fulfill any of its obligations hereunder or under any of the other Transaction Documents to which the Company is a party, the Company will promptly take or cause to be taken all reasonable steps within the power of the Company to obtain such authorization, consent, approval, permit or license and furnish the Purchaser with evidence thereof.

7.8 Exercise of Rights. The Company will enforce all of the Company's material rights and pursue all material remedies available to the Company with diligence and in good faith in connection with the enforcement of any such rights.

7.9 Intellectual Property. The Company covenants and agrees that it will take all necessary and advisable steps to obtain ownership in and/or protection of all material Intellectual Property owned, or developed and intended to be owned, by the Company in the conduct of its business, and that it will not do any act, or omit to do any act, nor permit any licensee to do any act, whereby any material Intellectual Property owned by the Company may become abandoned, invalidated, dedicated to the public domain, or diminished in value; provided, however, that nothing in this
Section 7.9 shall prevent the Company from taking, or refraining from taking, any action if such action (or refraining from taking action) is in the judgment of the Company in its best interest and that would not, Individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company covenants and agrees that it will diligently prosecute any applications to obtain registrations of material Intellectual Property owned by the Company, other than Intellectual Property of a type that is not capable of cost effective protection or is not eligible for protection through registration; preserve and maintain all material Intellectual Property owned by the Company in all jurisdictions in which the Company conducts or proposes to conduct business; display appropriate notices of material Intellectual Property owned by the Company on all tangible embodiments; take reasonable security measures to protect the secrecy and confidentiality of all valuable information of the Company and its licensors; file all such applications, renewals, certificates and affidavits as may be reasonably necessary or advisable to obtain and maintain the ownership, validity and enforceability of all material Intellectual Property owned by the Company; appropriately document the Company's ownership of material Company Intellectual Property developed by or for the Company; take all reasonable enforcement actions as may be prudent to protect the material Intellectual Property owned by the Company; and conduct the business of the Company so as not to violate or infringe the Intellectual Property rights of others.

7.10 Financial Statements; Other Reports; Board Observation Rights. Unless waived, until said time as Purchaser shall own less than one percent (1%) of the outstanding shares of Common Stock, the Company will deliver, or cause to be delivered, to the Purchaser as soon as practicable and in any event (i) within sixty (60) days prior to the end of each fiscal year, copies of the Company's financial plan for the upcoming fiscal year, in reasonable detail and broken down on a monthly basis (the "Annual Plan"); (ii) within forty-five (45) days of the end of each of the first, second and third fiscal quarters, quarterly financial reports comparing results to the Annual Plan and to the prior year's comparable period; and (iii) within ninety (90) days of the end of each fiscal year, unaudited financial statements, unless the Purchaser shall deem an audit necessary due to extraordinary circumstances. The Company shall provide the Purchaser will access to the Company's books and records, including information on the status of project development and implementation. The Company shall also provide the Purchaser with timely notice of all meetings (other than regularly monthly meetings) of the Board of Directors of the Company, and allow Purchaser to have observation rights at all meetings.

ARTICLE VIII - CERTAIN NEGATIVE COVENANTS OF THE COMPANY

The Company covenants and agrees that, except with the prior written consent of the Purchaser which shall not be unreasonably withheld or delay, so long as the Convertible Note is outstanding:

8.1 Indebtedness. The Company will not create, incur, assume, or suffer to exist any Indebtedness, except:

8.1.1 Indebtedness to the Purchaser arising hereunder and under the Transaction Documents, including, without limitation, the Purchaser Obligations; and

8.1.2 Indebtedness for Money Borrowed from UMB Bank or any subsequent Principal Financial Institution;

8.1.3 Capital Lease Obligations and Purchase Money Indebtedness as permitted by the Company's agreements with UMB Bank or any subsequent Primary Financial Institution; and

8.1.4    the Existing Notes.

8.2 Restrictions on Payment. The Company shall not make any payment of principal or interest on the Convertible Note if any default or event of default exists under any Indebtedness for Money Borrowed of the Company to UMB Bank, both before and after the making of any such payment. The Company shall not prepay the Convertible Note except as provided above in
Section 3.3.

8.3 Restrictions on Liens. The Company will not (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom, and including liens securing payment of the Convertible Note or the Existing Notes; (ii) except as otherwise permitted by this Agreement, transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid could reasonably be expected to by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (v) sell, assign, pledge or otherwise transfer any receivables with or without recourse; or (vi) enter into or permit to exist any arrangement or agreement, enforceable under applicable law, which directly or indirectly prohibits the Company from creating or incurring any lien, encumbrance, mortgage, pledge, change restriction or other security interest other than customary anti-assignment provisions in leases and licensing agreements and other agreements entered into by the Company in the ordinary course of business (each of the foregoing, a "Lien"); provided that the Company may create or incur or suffer to be created or incurred or to exist the following "Permitted Liens":

8.3.1 Liens for taxes not yet due, or being contested in good faith in accordance with the terms of this Agreement;

8.3.2 Liens arising in the ordinary course of business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required or if such payment is being contested in good faith by appropriate proceedings diligently conducted, and such Liens do not, in the aggregate, materially detract from the value of the assets of the Company or materially impair the use thereof in the operation of the Company's business and the Company has set aside on its books adequate reserves with respect thereto;

8.3.3  Purchase Money Liens;

8.3.4  Liens in connection with Indebtedness for Money Borrowed.

ARTICLE IX - EVENTS OF DEFAULT

9.1 Events of Default and Acceleration. If any of the following events (each, an "Event of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Default") shall occur:

9.1.1 The Company shall fail to pay any principal of the Convertible Note or any fees due hereunder when the same shall become due and payable, whether at the Initial Maturity Date, the Extended Maturity Date, any accelerated date of maturity or at any other date fixed for payment;

9.1.2 The Company shall fail to pay any interest on the Convertible Note or other sums due hereunder or under any of the other Transaction Documents, whether at the Initial Maturity Date, the Extended Maturity Date, any accelerated date of maturity or at any other date fixed for payment, in each case within three (3) Business Days after the giving of notice;

9.1.3 The Company or any of its Subsidiaries shall fail to comply with any of its covenants contained in Article VIII hereof;

9.1.4 The Company shall fail to perform any other term, covenant or agreement contained herein (other than those set forth in Sections 9.1.1, 9.1.2 or 9.1.3 above) or in any of the other Transaction Documents (other than those specified elsewhere in this Section 9.1) for thirty (30) days after the Company's receipt of written notice of such failure from a Purchaser;

9.1.5 Any representation or warranty of the Company in this Agreement or any of the other Transaction Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

9.1.6 The Company shall make an assignment for the benefit of creditors or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or of any substantial part of the assets of the Company or shall commence any case or other proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against the Company and the Company shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within thirty (30) days following the filing thereof;

9.1.7 A decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Company bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

then, and in any such event,

(a) The Purchaser, may, by notice to the Company, elect to declare the entire unpaid principal amount of the Convertible Note plus all interest accrued and unpaid thereon (including Default Interest) and all other amounts payable under this Agreement to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable (unless there shall have occurred an Event of Default under Section 9.1.6 or Section 9.1.7 above, in which case all such amounts shall automatically become due and payable), without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Company, and

(b) In the case of events of default under Section 9.1.1 or Section 9.1.2 above, the Purchaser may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in aid of the exercise of any power granted in this Agreement.

9.2 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Purchaser shall have accelerated the maturity of the Convertible Note pursuant to Section 9.1, the Purchaser, if owed any amount with respect to the Convertible Note, may proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Transaction Documents or any instrument pursuant to which the Purchaser Obligations to such Purchaser are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Purchaser. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

9.3 Annulment of Defaults. If at any time after the principal of the Convertible Note shall have become due and payable, and before any judgment or decree for the payment of the monies so due, or any portion thereof, shall have been entered, then and in every such case the Purchaser, may, by written instrument filed with the Company, rescind and annul such declaration and its consequences; but no such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

ARTICLE X - REGISTRATION RIGHTS

10.1 Piggy-Back. If the Company proposes to file, on its behalf and/or on behalf of any of its securities holders, a Registration Statement under the Securities Act, (other than in connection with registrations on Form S-8 and acquisitions pursuant to Form S-4 (or similar registration)), the Company shall give written notice to the Purchaser at least thirty (30) days before the filing with the Commission of such registration statement. If the Purchaser desires to include any of his shares of Common Stock into which the Convertible Note is convertible, whether or not already converted, in such registration statement, he shall give written notice to the Company within twenty (20) days after the date of mailing of such offer, and shall deliver to the Company a letter from counsel selected by the Purchaser to the effect that registration under the Securities Act is required. The Company shall thereupon include in such filing the shares of Common Stock designated by the Purchaser and, subject to its right to withdraw such filing, shall use its best efforts to effect registration under the Securities Act of such shares of Common Stock.

10.2 Conditions. The right of the Purchaser to have his shares included in any registration statement in accordance with the provisions of Section 10.1 shall be subject to the following conditions:

10.2.1 The Company shall have the right to require that the Purchaser participating in such registration statement agree to refrain from offering or selling (other than in a private sale) any shares of Common Stock that he owns which are not included in any such registration statement in accordance with this Section 10 for any time period (not to exceed 180 days) specified in writing by any managing underwriter of the offering to which such registration statement relates;

10.2.2 If any managing underwriter of the offering to which the registration statement relates informs the Company in writing that the total number of shares of Common Stock requested by the Purchaser to be included in the registration statement is sufficiently large to affect the success of such offering adversely, then the Company will include only the number of shares, if any, in the registration statement that such managing underwriter shall advise the Company will not so affect the offering, and reductions in the number of shares of Common Stock owned by the Purchaser and other persons who have elected to have shares of Common Stock included in such Registration Statement will be made proportionate to their respective percentages of ownership of shares to be included in the Registration Statement; and

10.2.3 The Company shall furnish the Purchaser who has shares included in a registration statement pursuant to this Section 10 with such number of copies of the prospectus relating to the offering (the "Prospectus") (including any preliminary prospectus or supplemental or amended prospectus) as the Purchaser may reasonably request in order to facilitate the sale and distribution of its shares.

10.3 Number of Shares. The Purchaser shall have the right to register shares of Common Stock under this Section 10 on an unlimited number of occasions, subject to the conditions contained in Section 10.2.2.

10.4 "No Action" Letter; Opinion of Counsel The Purchaser shall not have registration rights under this Section 10 with respect to any sales proposed by him of shares as to which sales (i) a "no action" letter is received from the Commission or its staff confirming the availability of an exemption from the requirements of the Securities Act or (ii) an unqualified opinion of counsel to the Company is rendered to the effect that registration of such shares for such sales is not required; provided that in both cases (i) and (ii) above, the volume limitations of Rule 144(e) under the Securities Act shall not limit the amount of shares of Common Stock that the Purchaser is entitled to offer and sell without registration under the Securities Act.

10.5 Recall of Prospectuses, etc.. With respect to a registration statement or amendment thereto filed pursuant to this Section 10, if, at any time, the Company notifies the selling Purchaser that an amendment or supplement to such registration statement or amendment to the prospectus included therein is necessary or appropriate, or that the Company believes that for valid business purposes further sales are not in the best interest of the Company during the pendency of a material financing, acquisition or disposition by the Company (the "Suspension Period"), the selling Purchaser will forthwith cease selling and distributing shares thereunder and will forthwith redeliver to the Company all copies of such registration statement and prospectuses then in their possession or under their control until such amendment or supplement is furnished or until the expiration of the Suspension Period, in either case which the Company shall promptly deliver or give notification of, as the case may be.

10.6 Cooperation of Purchaser. The Company shall be entitled to require that the selling Purchaser cooperate with the Company in connection with a registration of shares of Common Stock pursuant to this
Section 10 and furnish such information, representations, undertakings and agreements regarding such selling Purchaser and the distribution as may be reasonably required by the Company or as required by law in connection therewith.

10.7 Expenses. The Company will bear all the expenses in connection with any registration statement under this Section 10 (including the reasonable fees and expenses of a single counsel to the Purchaser or the Purchasers, as the case may be) other than transfer taxes payable on the sale of such shares and fees and commissions of broker, dealers and underwriters.

10.8 Indemnification. In the event of the registration of any securities under the Securities Act pursuant to this Section 10, to the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Purchaser, the directors, officers, partners, employees, agents and each Person, if any, who controls the Purchaser within the meaning of the Securities Act, and any underwriter (as defined in the Securities Act) for the Purchaser, and the directors and officers of, and each Person, if any, who controls any such underwriter within the meaning of the Securities Act (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court of governmental, administrative or other regulatory agency, body or the Commission, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a registration statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which registrable securities are offered, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or any supplement thereof with the Commission) or the omission or alleged omission to state therein any material fact necessary to make the statements therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or the Exchange Act, provided, however, the foregoing indemnity (i) shall not apply in respect of any statement or omission made in reliance upon or in conformity with written information furnished to the Company by the Purchaser expressly for use in any preliminary prospectus, the registration statement or prospectus, or any amendment or supplement thereto, or in any application or in any communication to the SEC, as the case may be, and (ii) with respect to a preliminary prospectus shall not inure to the benefit of any Purchaser from whom the person asserting any such losses, claims, damages, liabilities or expenses purchased the shares that are subject hereof (or to the benefit of any person controlling such Purchaser) if at or prior to the written confirmation of the sale of such shares a copy of an amended preliminary prospectus or the prospectus (or the prospectus as amended or supplemented) was not sent or delivered to such person and the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the amended preliminary prospectus or prospectus (or the prospectus as amended or supplemented).

ARTICLE XI - MISCELLANEOUS

11.1 No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

11.2 Amendments, Waivers and Consents. Any provision in this Agreement, the Convertible Note or the other Transaction Documents to the contrary notwithstanding, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived, if the Company shall, as long as the Convertible Note is outstanding, obtain consent thereto in writing from the Purchaser. Any waiver or consent may be given subject to satisfaction of conditions stated therein and any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

11.3 Addresses for Notices, Etc. All notices, requests, demands and other communications provided for hereunder shall be in writing and delivered in person, mailed (by first class registered or certified mail, postage prepaid), sent by express overnight courier service or electronic or facsimile transmission with a copy by mail, or delivered to the applicable party at the addresses indicated below:

If to the Company:

     The American Education Corporation
     7506 North Broadway Extension
     Suite 505
     Oklahoma, OK  73116
     Attention:   President
     Telephone:  405-840-6031
     Facsimile:   405-840-8431

With copies to:

     McAfee & Taft
     10th Fl., Two Leadership Sq.
     Oklahoma City, OK  73102
     Attention:  W. Chris Coleman, Esq.
     Telephone:  405-552-2234
     Facsimile:   405-228-7434

If to the Purchaser:


     10 South Close
     Wokingham, Berks
     United Kingdom RG4 02DJ
     Attention:   David J. Smith
     Telephone:  1-44-20-7583-9855
     Facsimile:   1-44-20-7842-2361

With copies to:

     Pryor Cashman Sherman & Flynn
     410 Park Avenue
     New York, New York  10022
     Attention:  Arnold J. Schaab
     Telephone:  212-326-0168
     Facsimile:   212-798-6362

If to any other holder of the Convertible Note:

     at such holder's address for notice as set forth in the transfer records of the Company or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the other party complying as to delivery with the terms of this Section 11.3. All such notices, requests, demands and other communications shall, when mailed or sent, respectively, be effective (i) three (3) Business Days after being deposited in the mails or (ii) at the time of receipt thereof if by hand or express overnight courier service or sent by electronic facsimile transmission (with receipt confirmed), respectively, addressed as aforesaid.

11.4 Assignability; Binding Agreement. Neither this Agreement nor the Convertible Note may be assigned by any party hereto without the prior written consent of each other party hereto. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns, and no others. Notwithstanding the foregoing, nothing in this Agreement is intended to give any Person not named herein the benefit of any legal or equitable right, remedy or claim under this Agreement.

11.5 Survival of Representations and Warranties. All representations and warranties made to the Purchaser in the Transaction Documents or any other instrument or document delivered in connection herewith or therewith, shall survive the execution and delivery hereof and thereof, regardless of any investigation made by the Purchaser or on behalf of the Purchaser until such time as the Convertible Note hereunder is paid in full.

11.6 Prior Agreements. This Agreement and the Transaction Documents constitute the entire agreement between the parties and supersede any prior understandings or agreements concerning the subject matter hereof.

11.7 Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

11.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Nevada.

11.9 Section Headings and Gender; Construction. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof. The use in this Agreement of the masculine pronoun in reference to a party hereto shall be deemed to include the feminine or neuter, and vice versa, as the context may require. The parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements, documents and instruments executed and delivered in connection herewith with counsel sophisticated in investment transactions. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

11.10 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which when so executed and delivered shall be taken to be an original; but such counterparts shall together constitute but one and the same document.

11.11. Specific Performance. Upon breach or default by the Company with respect to any obligation hereunder or under the Convertible Note, the Purchaser shall be entitled to protect and enforce his rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

11.12 Confidentiality. The Purchaser and its representatives covenant and agree to keep confidential and not to disclose or use (other than in connection with the Purchaser's rights and interests as holder of the Convertible Note and/or shares of Capital Stock of the Company or as required by law or regulation), any material non-public information provided to him or them by the Company. The Purchaser and its representatives further covenant and agree that they cannot and will not execute or enter into any transaction relating to the Company's securities based on any material non-public information received.

[The remainder of this page has been left blank intentionally]



IN WITNESS WHEREOF, the parties hereto have executed this Convertible Note Purchase Agreement as of the date first above written.

COMPANY:                               THE AMERICAN EDUCATION CORPORATION
-------




                                       By:  /s/ Jeffrey E. Butler
                                            ---------------------------
                                       Name:  Jeffrey E. Butler
                                       Title:  Chief Executive Officer


PURCHASER:
---------


By:  /s/ David J. Smith
     ------------------------
     David J. Smith

SCHEDULE A
----------

CAPITALIZATION
--------------

The American Education Corporation
Capitalization
March 17,2005



Common Stock:
Authorized                   30,000,000 shares
Issued                       14,367,461 shares
Outstanding                  14,133,461 shares


Preferred stock:             50,000,000 shares
Authorized                   0 shares
Issued and Outstanding       0 shares


Stock options:               3,582,575 options outstanding


Subordinated Convertible
Notes:                       $305,880 due September 30, 2006
                             convertible at $.40 per share


Debt:                        $450,000 revolving line of credit
                             $207,761 term loan




SCHEDULE B
----------

FINANCIAL STATEMENTS
--------------------

The financial statements as of September 30, 2004 are incorporated by reference to the Company's quarterly report filed November 15, 2004.



Exhibit 99.1

                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

              THE AMERICAN EDUCATION CORPORATION COMPLETES
            $400,000 SUBORDINATED CONVERTIBLE DEBT FINANCING

Oklahoma City, April 4, 2005: The American Education Corporation (OTC/BB:
AEDU) today announced that it completed an unsecured subordinated convertible debt financing with a private individual, David Smith (the Holder). The terms of the transaction provide for a 12-month subordinated convertible note in the aggregate principal amount of $400,000 with an initial maturity date of March 30, 2006 (the Note) at 8 percent per annum, renewable at the Holder's option for an additional 12-month period. The Note converts into common stock at $0.463 per share. The Holder may convert at anytime the Holder wishes to exercise this option, subject to certain anti-dilution provisions. Any shares that the Holder acquires upon conversion of the Note will have "piggy-back" registration rights. The Company may not prepay the Note at any time during the first year, but can do so during the second year, if applicable, with the payment of additional interest.

Jeffrey E. Butler, Chief Executive Officer of the Company, commented, "This is a small financing designed to upgrade the Company's working capital resources. Supplementing current bank resources and operating cash flows will allow the Company to proceed with initiatives important to its future."

The Company's Java-based technology, the A+nyWhere Learning System Versions 3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. In addition, the Company provides assessment testing and instructional content for the General Educational Development
(GED) test. All company products are designed to provide for LAN, WAN and Internet delivery options and support Windows, UNIX and Macintosh platforms. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as the GoKnow's, Internet accessible science curriculum and reference materials, which may be accessed directly from A+LS lessons. The A+LS comprehensive family of educational software is now in use in over 11,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer, the Company's diagnostic, prescriptive test and online, postsecondary developmental curriculum offering, is aligned to ACCUPLACER On-Line, the leading college admissions test for students requiring developmental support to enroll in full credit secondary coursework in mathematics, reading, algebra and writing.

The American Education Corporation
April 4, 2005
Page 2

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.


                   THE AMERICAN EDUCATION CORPORATION
                   ----------------------------------
                        7506 BROADWAY EXTENSION
                        -----------------------
                        OKLAHOMA CITY, OK 73116
                        -----------------------
                             1-800-34APLUS
                             -------------
                            www.amered.com
                            --------------



                                                                  Pre05-2